SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 21, 2008

CHINA WIND SYSTEMS, INC.
(Exact name of Company as specified in charter)

Delaware	333-16335	74-2235008
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2008, our board of directors approved a change in our fiscal year. Our fiscal year will be the fiscal year ending on December 31, which is the fiscal year for Fulland Limited (“Fulland”), a corporation organized under the laws of the Cayman Islands. As a result of the reverse acquisition which was completed on November 13, 2007, our business is the business of Fulland and its subsidiary and affiliated companies. The audited consolidated financial statements at December 31, 2006 and for the two years in the period ended December 31, 2006, were filed in our Form 8-K on November 13, 2007. The unaudited consolidated financial statements at September 30, 2007 and for the three and nine months ended September 30, 2007 and 2006 were filed in an amendment to the Form 8-K on February 1, 2007. The financial statements for the year ended December 31, 2007 will be filed in a Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WIND SYSTEMS, INC.
(Registrant)

Date: March 21, 2008	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer